UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 7, 2013

Responsys, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware	001-35125	77-0476820
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Grundy Lane, 3rd Floor San Bruno, California		94066
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 745-1700

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 7, 2013 the Board of Directors of Responsys, Inc. (the “Company”) approved the terms of a Change of Control Severance Plan (the “Change of Control Plan”). Pursuant to the terms of the Change of Control Plan, executive officers and other employees designated by the Company from time to time will be eligible to participate (each a “Participant” and collectively the “Participants”). The initial Participants in the Change of Control Plan include the Company’s executive officers, which includes the Company’s “named executive officers.” The Company will enter into a change of control severance agreement with each Participant. The form of agreement is filed herewith as attached hereto as Exhibit 99.02.

Under the Change of Control Plan, in the event of a qualifying termination in connection with a Change of Control (as defined below) and contingent upon the participant’s execution and non-revocation of a binding separation and release agreement, the Participant will be entitled to receive (1) a lump sum cash payment in an amount equal to six months of such Participant’s annual base salary as in effect immediately prior to the Change of Control, (2) accelerated vesting of 50% of such Participant’s unvested equity awards immediately prior to the qualifying termination, and (3) reimbursement of premiums paid for continuation coverage for six months pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985.

A “Change of Control” shall be deemed to have occurred if any one of the following events shall have occurred: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

The Change of Control Plan has a term of three years from the date it was adopted by the Company with automatic three year extensions, unless the Company gives notice of non-renewal or unless a Change in Control has occurred prior to its termination.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

99.01	Responsys, Inc. Summary of Terms of Change of Control Severance Plan, adopted January 7, 2013

99.02	Form of Change of Control Severance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESPONSYS, INC.

Date: January 11, 2013	/s/ Julian K. Ong
Julian K. Ong Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

99.01	Responsys, Inc. Summary of Terms of Change of Control Plan, adopted January 7, 2013

99.02	Form of Change of Control Severance Agreement